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                                                                      EXHIBIT 10



                                 AMENDMENT NO. 1
                  TO AMPACE CORPORATION NON-EMPLOYEE DIRECTORS
                                AND ADVISORS PLAN


         The Ampace Corporation Non-Employee Directors and Advisors Plan (the "Plan") is hereby amended as follows:

         I. Section 2 of the Plan is amended further by deleting in the last sentence of said section the words "sixty thousand (60,000)" and inserting in lieu thereof "one hundred fifty thousand (150,000)."

         II. Section 3 of the Plan is amended by deleting the phrase "one hundred twenty-five (125%) percent" in the first sentence of said section and inserting in lieu thereof "one hundred (100%) percent".

         III.     Section 4 of the Plan is amended by deleting the words "thirty
(30) days" in the second sentence of said section and inserting in lieu thereof "twelve (12) months".

         IV.      Section 6 of the Plan is amended by deleting the text of said section in its entirety and inserting the following in lieu thereof:

                  The Board may amend the Plan from time to time in such respects as the Board may deem advisable, provided that in no event shall any amendment to the Plan adversely affect the rights of any eligible director or advisor with respect to (a) any Option then in effect or (b) any shares of Common Stock previously purchased pursuant to the exercise of an Option.

         V. Except as otherwise amended herein, all other terms, conditions and provisions of the Plan shall continue to be in full force and effect.

         VI. This Amendment has been approved by the Board of Directors of the Company as of August 21, 1997.